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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 LHS GROUP INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                  58-2224883
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

           Six Concourse Parkway, Suite 2700, Atlanta, Georgia  30328
              (Address of Principal Executive Offices)        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:
                                     None.

       Securities to be registered pursuant to Section 12(g) of the Act:

                              Title of Each Class
                              to be so Registered
                              -------------------
                    Common Stock, Par Value $0.01 Per Share
                 (to be quoted on the Nasdaq National Market)
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ITEM 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock, par value $0.01 per share of LHS Group Inc. (the "Registrant") registered hereby is set forth under the caption "Description of the Capital Stock - Common Stock" on page 45 of the Preliminary Prospectus filed with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-22195). Such description will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2. Exhibits.

1. Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-22195) and incorporated by reference herein).

2. By-Laws (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-22195) and incorporated by reference herein).

3. Specimen Stock Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-22195) and incorporated by reference herein).
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 21st day of April, 1997.


LHS GROUP INC.


By:  /s/ Jerry W. Braxton
     --------------------
     Jerry W. Braxton
     Chief Financial Officer